As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sphere 3D Corp.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	98-1220792
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

243 Tresser Blvd, 17th Floor

Stamford, Connecticut 06901

(Address, Including Zip Code, of Principal Executive Offices)

Sphere 3D Corp. 2025 Performance Incentive Plan
Inducement Restricted Stock Unit Award Agreement

(Full Title of the Plan)

CCS Global Solutions, Inc.
500 Seventh Avenue, Office 12B101
New York, NY 10018
(917) 566-7046

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Raffael M. Fiumara, Esq.

Sami B. Ghneim, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Emerging growth company ☐

Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sphere 3D Corp. (the “Company” or the “Registrant”), to register for issuance 500,000 Common Shares reserved for issuance pursuant to a restricted stock unit award granted to Joel Block on June 7, 2026, effective upon the filing of this Registration Statement, to induce him to accept employment as the Chief Executive Officer of the Company (the “Inducement Grant”).

The Inducement Grant is generally subject to the terms and conditions of the Company’s 2025 Performance Incentive Plan, as amended (the “2025 Plan”), but is not charged to the 2025 Plan’s share reserve. As such, the Inducement Grant is part of a separate plan that has not been approved by shareholders. The Inducement Grant was granted as an inducement material to Mr. Block entering into employment with the Company in accordance with the “inducement” grant exception under Nasdaq Listing Rule 5635(c)(4). The Inducement Grant is unvested and unsettled as of the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026;

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2026 filed with the Commission on May 15, 2026;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 16, 2026, February 12, 2026, February 27, 2026, March 11, 2026, May 14, 2026, May 21, 2026, and June 3, 2026;

(d)	The description of the Company’s Common Shares contained in Exhibit 4.1 to its Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026; and

(e)	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

5.1	Opinion of DuMoulin Black LLP.

10.1	Sphere 3D Corp. 2025 Performance Incentive Plan, as amended (incorporated by reference to Annex C to DEFM14A filed April 16, 2026).

23.1	Consent of MaloneBailey, LLP.

23.2	Consent of SRCO Professional Corporation.

23.3	Consent of DuMoulin Black LLP (included in Exhibit 5.1).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 8, 2026.

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joel Block and Kurt Kalbfleisch as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Block	Chief Executive Officer (Principal Executive Officer) and Director	June 8, 2026
Joel Block

/s/ Kurt Kalbfleisch	Chief Financial Officer (Principal Financial Officer) and Director	June 8, 2026
Kurt Kalbfleisch

/s/ Tiah Reppas	Chief Accounting Officer (Principal Accounting Officer)	June 8, 2026
Tiah Reppas

/s/ Timothy Hanley	Director	June 8, 2026
Timothy Hanley

/s/ Marcus Dent	Director	June 8, 2026
Marcus Dent

/s/ Nicholas Gates	Director	June 8, 2026
Nicholas Gates

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in the City of San Diego, State of California on June 8, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Financial Officer